NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces Q2 2023 Financial Results
Q2 Diluted EPS of $0.70 and Adjusted Diluted EPS of $0.74
Reaffirms 2023 Guidance for U.S. Comparable Restaurant Sales and EPS

TAMPA, Fla., August 1, 2023 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2023 (“Q2 2023”) compared to the second quarter 2022 (“Q2 2022”).

CEO Comments
“We delivered another strong quarter of results that continues to highlight the benefits of our portfolio,” said David Deno, CEO. “Earnings for the quarter were above expectations and revenues were in line. Our results reflect the investments we are making to elevate the customer experience as well as the ongoing execution of our growth strategy. We remain well positioned to deliver on our long-term goals of growing sustainable sales and profits while maximizing total shareholder return.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings (loss) per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q2
	2023	2022	CHANGE
Diluted earnings (loss) per share	$0.70	$(0.72)	$1.42
Adjustments (1)	0.04	1.40	(1.36)
Adjusted diluted earnings per share (1)	$0.74	$0.68	$0.06

___________________
(1)Adjustments for Q2 2022 include losses in connection with the repurchase of the $125 million of our outstanding convertible notes (the “2025 Notes”) as well as the settlements of the related convertible senior note hedges and warrants (the “2025 Notes Partial Repurchase”). See Non-GAAP Measures later in this release.

Second Quarter Financial Results

(dollars in millions, unaudited)	Q2 2023	Q2 2022	CHANGE
Total revenues	$1,152.7	$1,125.2	2.4%
Operating income margin	7.8%	7.8%	—%
Restaurant-level operating margin (1)	16.4%	15.5%	0.9%
___________________
(1)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales, (ii) the net impact of restaurant openings and closures and (iii) the benefit of Brazil value added tax exemptions.

•Operating income margin was flat compared to Q2 2022 primarily due to an increase in restaurant-level operating margin as described below offset primarily by higher depreciation expense.

•Restaurant level operating margin improved from Q2 2022 primarily due to: (i) leveraging increased comparable restaurant sales, (ii) the impact of certain cost saving initiatives and (iii) the benefit of Brazil value added tax exemptions. These increases were partially offset by: (i) labor, operating expenses and commodity inflation and (ii) higher advertising expense.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 25, 2023	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	0.6%
Carrabba’s Italian Grill	3.5%
Bonefish Grill	0.5%
Fleming’s Prime Steakhouse & Wine Bar	(2.5)%
Combined U.S.	0.8%

International
Outback Steakhouse - Brazil (1)	4.1%
___________________
(1)Excludes the effect of fluctuations in foreign currency rates and the benefit of Brazil value added tax exemptions. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases
On July 18, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on August 25, 2023 to stockholders of record at the close of business on August 14, 2023.

During 2023, we repurchased 1.8 million shares for a total of $43 million through the date of this release. On February 7, 2023, our Board of Directors approved a $125 million authorization (the “2023 Share Repurchase Program”) that will expire on August 7, 2024. We have $97 million of share repurchase authorization remaining under the 2023 Share Repurchase Program.

Brazil Tax Legislation
In our second fiscal quarter, Brazil enacted tax legislation that prospectively limits our ability to benefit from the 100% exemption from income tax and federal value added taxes (PIS and COFINS) for the full five-year period. As a result of this legislation, we expect to be subject to PIS and COFINS and a portion of income tax beginning in the fourth quarter of 2023 and the remainder of income tax beginning in 2024. Despite this new legislation, we expect to realize an approximate $0.25 EPS benefit in 2023 as discussed in our February 16, 2023 earnings release. This is included within our Fiscal 2023 guidance described below.

Fiscal 2023 Financial Outlook
The table below presents our updated expectations for the 2023 effective income tax rate. We are reaffirming all other aspects of our full-year financial guidance as previously communicated in our February 16, 2023 earnings release.

Financial Results:	Prior Outlook	Current Outlook
Effective income tax rate	13% to 15%	12% to 13%

Q3 2023 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2023 operating results:

Financial Results:	Q3 2023 Outlook
U.S. comparable restaurant sales	0.5% to 1.5%

GAAP diluted earnings per share (1)	$0.39 to $0.44

Adjusted diluted earnings per share (2)	$0.41 to $0.46
___________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 98 million.
(2)Assumes weighted average adjusted diluted shares of approximately 93 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, August 1, 2023 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 47 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income and the corresponding margin, (ii) Adjusted net income and (iii) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2023 Financial Outlook” and “Q3 2023 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; the effects of a health pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions, the responses of domestic and foreign federal, state and local governments to a pandemic and consumer behavior; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to address environmental, social and governance matters; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Revenues
Restaurant sales	$1,137,330	$1,108,918	$2,365,564	$2,232,493
Franchise and other revenues	15,364	16,244	31,876	33,204
Total revenues	1,152,694	1,125,162	2,397,440	2,265,697
Costs and expenses
Food and beverage	351,226	364,459	735,440	723,829
Labor and other related	325,934	308,759	667,476	621,270
Other restaurant operating	273,338	263,529	556,265	522,639
Depreciation and amortization	47,565	41,257	93,867	83,032
General and administrative	63,358	59,246	129,162	117,920
Provision for impaired assets and restaurant closings	1,827	193	5,151	2,032
Total costs and expenses	1,063,248	1,037,443	2,187,361	2,070,722
Income from operations	89,446	87,719	210,079	194,975
Loss on extinguishment and modification of debt	—	(107,630)	—	(107,630)
Loss on fair value adjustment of derivatives, net	—	(17,685)	—	(17,685)
Interest expense, net	(12,961)	(12,548)	(25,405)	(26,181)
Income (loss) before provision for income taxes	76,485	(50,144)	184,674	43,479
Provision for income taxes	6,483	11,536	21,244	27,465
Net income (loss)	70,002	(61,680)	163,430	16,014
Less: net income attributable to noncontrolling interests	1,725	1,955	3,842	4,138
Net income (loss) attributable to Bloomin’ Brands	$68,277	$(63,635)	$159,588	$11,876

Earnings (loss) per share:
Basic	$0.77	$(0.72)	$1.80	$0.13
Diluted	$0.70	$(0.72)	$1.63	$0.12

Weighted average common shares outstanding:
Basic	88,559	88,898	88,838	89,127
Diluted	97,401	88,898	97,706	102,045

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Revenues
Restaurant sales	$993,438	$985,927	$2,074,007	$2,009,562
Franchise and other revenues	11,791	12,700	24,218	25,472
Total revenues	$1,005,229	$998,627	$2,098,225	$2,035,034
International Segment
Revenues
Restaurant sales (1)	$143,892	$122,991	$291,557	$222,931
Franchise and other revenues	3,573	3,544	7,658	7,732
Total revenues	$147,465	$126,535	$299,215	$230,663
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$103,008	$104,620	$236,251	$236,846
International	20,486	14,126	44,994	23,010
Total segment income from operations	123,494	118,746	281,245	259,856
Unallocated corporate operating expense	(34,048)	(31,027)	(71,166)	(64,881)
Total income from operations	$89,446	$87,719	$210,079	$194,975
________________
(1)Restaurant sales in Brazil increased $9.6 million and $19.2 million during the thirteen and twenty-six weeks ended June 25, 2023, respectively, in connection with value added tax exemptions resulting from tax legislation.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	JUNE 25, 2023	DECEMBER 25, 2022
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$88,794	$84,735
Net working capital (deficit) (1)	$(663,715)	$(632,290)
Total assets	$3,273,132	$3,320,425
Total debt, net	$763,998	$828,507
Total stockholders’ equity	$371,868	$273,909
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Income from operations	$89,446	$87,719	$210,079	$194,975
Operating income margin	7.8%	7.8%	8.8%	8.6%
Less:
Franchise and other revenues	15,364	16,244	31,876	33,204
Plus:
Depreciation and amortization	47,565	41,257	93,867	83,032
General and administrative	63,358	59,246	129,162	117,920
Provision for impaired assets and restaurant closings	1,827	193	5,151	2,032
Restaurant-level operating income (1)	$186,832	$172,171	$406,383	$364,755
Restaurant-level operating margin	16.4%	15.5%	17.2%	16.3%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.

U.S.	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Income from operations	$103,008	$104,620	$236,251	$236,846
Operating income margin	10.2%	10.5%	11.3%	11.6%
Less:
Franchise and other revenues	11,791	12,700	24,218	25,472
Plus:
Depreciation and amortization	39,376	33,545	77,539	68,303
General and administrative	22,436	23,648	47,941	47,093
Provision for impaired assets and restaurant closings	1,827	191	5,151	249
Restaurant-level operating income	$154,856	$149,304	$342,664	$327,019
Restaurant-level operating margin	15.6%	15.1%	16.5%	16.3%

International	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Income from operations	$20,486	$14,126	$44,994	$23,010
Operating income margin	13.9%	11.2%	15.0%	10.0%
Less:
Franchise and other revenues	3,573	3,544	7,658	7,732
Plus:
Depreciation and amortization	6,125	6,020	12,044	11,556
General and administrative	6,635	5,331	14,308	10,259
Provision for impaired assets and restaurant closings	—	—	—	1,775
Restaurant-level operating income	$29,673	$21,933	$63,688	$38,868
Restaurant-level operating margin	20.6%	17.8%	21.8%	17.4%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FAVORABLE (UNFAVORABLE) CHANGE QUARTER TO DATE
	JUNE 25, 2023	JUNE 26, 2022
Restaurant sales	100.0%	100.0%

Food and beverage	30.9%	32.9%	2.0%
Labor and other related	28.7%	27.8%	(0.9)%
Other restaurant operating	24.0%	23.8%	(0.2)%

Restaurant-level operating margin	16.4%	15.5%	0.9%

	TWENTY-SIX WEEKS ENDED		FAVORABLE (UNFAVORABLE) CHANGE YEAR TO DATE
	JUNE 25, 2023	JUNE 26, 2022
Restaurant sales	100.0%	100.0%

Food and beverage	31.1%	32.4%	1.3%
Labor and other related	28.2%	27.8%	(0.4)%
Other restaurant operating	23.5%	23.4%	(0.1)%

Restaurant-level operating margin	17.2%	16.3%	0.9%

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Net income (loss) attributable to Bloomin’ Brands	$68,277	$(63,635)	$159,588	$11,876
Adjustments:
Loss on extinguishment and modification of debt (1)	—	107,630	—	107,630
Loss on fair value adjustment of derivatives, net (1)	—	17,685	—	17,685
Total adjustments, before income taxes	—	125,315	—	125,315
Adjustment to provision for income taxes (2)	—	1,322	—	1,322
Net adjustments	—	126,637	—	126,637
Adjusted net income	$68,277	$63,002	$159,588	$138,513

Diluted earnings (loss) per share (3)	$0.70	$(0.72)	$1.63	$0.12
Adjusted diluted earnings per share (4)	$0.74	$0.68	$1.72	$1.48

Diluted weighted average common shares outstanding (3)	97,401	88,898	97,706	102,045
Adjusted diluted weighted average common shares outstanding (4)	92,399	92,863	92,789	93,792
_________________
(1)For 2022, includes losses primarily in connection with the 2025 Notes Partial Repurchase, including the settlements of the related convertible senior note hedges and warrants.
(2)The tax effects of non-GAAP adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates. For 2022, the primary difference between GAAP and adjusted effective income tax rates relates to certain non-deductible losses and other tax costs associated with the 2025 Notes Partial Repurchase.
(3)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen weeks ended June 26, 2022 as their effect would be antidilutive.
(4)Adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 5,002 and 7,774 shares for the thirteen weeks ended June 25, 2023 and June 26, 2022, respectively, and 4,917 and 8,253 shares for the twenty-six weeks ended June 25, 2023 and June 26, 2022, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes. For adjusted diluted earnings per share, the calculation includes 3,965 dilutive shares for the thirteen weeks ended June 26, 2022, primarily related to outstanding warrants. These shares were excluded from the calculation of GAAP diluted loss per share during the period as their effect would be antidilutive.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Loss on extinguishment and modification of debt	$—	$107,630	$—	$107,630
Loss on fair value adjustment of derivatives, net	—	17,685	—	17,685
Provision for income taxes	—	1,322	—	1,322
Net adjustments	$—	$126,637	$—	$126,637

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	MARCH 26, 2023	OPENINGS	CLOSURES	JUNE 25, 2023
U.S.
Outback Steakhouse
Company-owned	564	—	(2)	562
Franchised	127	—	—	127
Total	691	—	(2)	689
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	19	—	—	19
Total	218	—	—	218
Bonefish Grill
Company-owned	172	—	(2)	170
Franchised	5	—	—	5
Total	177	—	(2)	175
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	65	—	(1)	64
Aussie Grill
Company-owned	7	—	—	7
U.S. total	1,158	—	(5)	1,153
International
Company-owned
Outback Steakhouse - Brazil (1)	140	8	—	148
Other (1)(2)	36	—	—	36
Franchised
Outback Steakhouse - South Korea	90	5	(3)	92
Other (2)	47	1	(2)	46
International total	313	14	(5)	322
System-wide total	1,471	14	(10)	1,475
System-wide total - Company-owned	1,183	8	(5)	1,186
System-wide total - Franchised	288	6	(5)	289
____________________
(1)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of February 28, 2023 and May 31, 2023, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)International Company-owned Other and International Franchised Other included four and three Aussie Grill locations, respectively, as of June 25, 2023.

Number of kitchens (1):	MARCH 26, 2023	OPENINGS	CLOSURES	JUNE 25, 2023
U.S.
Company-owned	1	—	—	1
International
Franchised - South Korea	25	—	(16)	9
System-wide total	26	—	(16)	10
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	0.6%	(1.1)%	2.8%	3.9%
Carrabba’s Italian Grill	3.5%	(1.0)%	5.1%	5.0%
Bonefish Grill	0.5%	(1.1)%	3.4%	9.2%
Fleming’s Prime Steakhouse & Wine Bar	(2.5)%	6.0%	0.4%	23.1%
Combined U.S.	0.8%	(0.4)%	3.1%	6.4%
International
Outback Steakhouse - Brazil (2)	4.1%	95.7%	9.1%	61.1%

Traffic:
U.S.
Outback Steakhouse	(5.4)%	(8.7)%	(3.5)%	(5.0)%
Carrabba’s Italian Grill	(0.8)%	(7.5)%	0.5%	(2.5)%
Bonefish Grill	(4.4)%	(8.6)%	(2.0)%	(1.0)%
Fleming’s Prime Steakhouse & Wine Bar	(2.3)%	(2.9)%	(1.1)%	11.1%
Combined U.S.	(4.2)%	(8.3)%	(2.4)%	(3.5)%
International
Outback Steakhouse - Brazil	(4.0)%	57.8%	(0.9)%	42.0%

Average check per person (3):
U.S.
Outback Steakhouse	6.0%	7.6%	6.3%	8.9%
Carrabba’s Italian Grill	4.3%	6.5%	4.6%	7.5%
Bonefish Grill	4.9%	7.5%	5.4%	10.2%
Fleming’s Prime Steakhouse & Wine Bar	(0.2)%	8.9%	1.5%	12.0%
Combined U.S.	5.0%	7.9%	5.5%	9.9%
International
Outback Steakhouse - Brazil	8.5%	37.3%	10.0%	19.2%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes trading day impact from calendar period reporting. Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil value added tax exemptions.
(3)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.